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                                                                   EXHIBIT 10.8



            FIRST AMENDMENT TO POST-FORMATION ACQUISITION AGREEMENT

         THIS FIRST AMENDMENT (this "Amendment") is entered into and is effective on this 12th day of June, 1996, by and between Host Funding, Inc., a Maryland corporation (the "Company"), and Host Acquisition Group, LLC, a Delaware limited liability company (the "Acquisition Advisor"), recites and provides as follows:

                                    RECITALS

         The purpose of this Amendment is to amend the Post-Formation Acquisition Agreement (the "Agreement").

         The parties desire to adjust the term of the agreement by this Amendment so that the Agreement shall terminate on the earlier of the (i) fifth anniversary date of the Agreement, or (ii) when the net fees earned by the Acquisition Manager shall equal or exceed $9 million.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants, promises and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the Post-Formation Acquisition Agreement shall be amended in the following manner:

         1. Subsection (ii) of paragraph sixteen (16) shall be revised so that the new paragraph sixteen (16) reads as follows:
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                 16.      Term of Agreement.  The term of this Agreement shall
         begin on the date first above specified and shall terminate on the earlier of the (i) fifth annual anniversary date of this Agreement, or
         (ii) when the net fees earned by Acquisition Manager shall equal or exceed $9 million. Notwithstanding the foregoing, the REIT may cancel this Agreement by giving sixty (60) days written notice of such cancellation to the Acquisition Manager provided that such proposed cancellation date is within six (6) months of the effective date of this Agreement.

         3. Paragraph seventeen (17) shall be revised to state the current addresses for the Company and the Acquisition Manager such that Paragraph seventeen (17) shall read as follows:

                 17. Notices. All notices given pursuant to this Agreement shall be in writing. All notices shall be deemed to have been properly given or served (i) on the date of delivery if delivered personally or by courier, (ii) three days following the date of deposit if mailed by registered or certified mail within the United States, postage prepaid, (iii) the next business day following deposit with an overnight air courier service which guarantees next day delivery, or (iv) when sent by facsimile or telex. Notices shall be sent to the parties to this Agreement at the addresses set forth herein (or to such person or persons at such address or addresses as a party may specify by notice pursuant to this Section 17):





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         To the Board and
         to the Company:                Host Funding, Inc.
                                        c/o Michael S. McNulty
                                        14800 Quorum Drive, Suite 510
                                        Dallas, TX 75240

         To the Acquisition
         Manager:                       Ian Gardner-Smith
                                        Host Acquisition Group, LLC
                                        1025 Prospect Ave., Suite 350
                                        La Jolla, CA 92037

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the day and year first written above.

                                        HOST FUNDING, INC.,
                                        a Maryland corporation



                                        /s/Michael S. McNulty
                                        ----------------------------------------
                                        By: Michael S. McNulty
                                        Its:  President


                                        HOST ACQUISITION GROUP, LLC,
                                        a Delaware limited liability company


                                        /s/Ian Gardner-Smith
                                        ----------------------------------------
                                        By: Ian Gardner-Smith
                                        Its:  President





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